UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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CIMETRIX INCORPORATED

(Name of Registrant as Specified in its Charter)

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CIMETRIX INCORPORATED
6979 South High Tech Drive
Salt Lake City, Utah 84047-3757

April 30, 2013

Dear Shareholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders for Cimetrix Incorporated, which will be held on Saturday, June 15, 2013, at 9:00 a.m. at the Company's headquarters, located at 6979 South High Tech Drive, Salt Lake City, Utah.

At the meeting, the Board of Directors is asking you to: (i) elect one director; (ii) ratify the appointment of HJ & Associates, LLC as the Company's independent registered public accountants; (iii) provide an advisory vote on the compensation of the Company’s named executive officers; (iv) provide advice on the frequency for future shareholder advisory votes on named executive officers’ compensation; and (v) transact such other business as may properly come before the meeting or any adjournment thereof. These proposals are more fully set forth in the proxy statement, which you are urged to read thoroughly. We will also report on the progress of the Company.

In accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send our shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this will make the proxy distribution process more efficient and less costly and will help in conserving natural resources.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

Very truly yours,

By:
Robert H. Reback
President and Chief Executive Officer

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this will make the proxy distribution process more efficient and less costly and will help in conserving natural resources.

CIMETRIX INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2013
______________________________
To our Shareholders:

The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on Saturday, June 15, 2013, commencing at 9:00 a.m., in the Company's headquarters located at 6979 South High Tech Drive, Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the Proxy Statement:

1.	To elect one director to the Company's Board of Directors;

2.	To ratify the appointment of HJ & Associates, LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2013;

3.	To conduct an advisory vote on a non-binding resolution to approve the compensation of the Company’s named executive officers;

4.
To conduct an advisory vote on a non-binding resolution to determine whether the Company’s shareholders will be asked to approve the compensation of the Company’s named executive officers every one, two or three years;

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 16, 2013 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 45,467,006 shares of common stock were outstanding.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either in person at the Annual Meeting, by telephone, online or by completing and returning a proxy card as instructed on the Notice of Internet Availability. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

This Notice of Annual Meeting of Shareholders and related Proxy Materials are being distributed or made available to shareholders beginning on or about April 30, 2013.

By Order of the Board of Directors,

By:
April 30, 2013	Jodi M. Juretich
Salt Lake City, Utah	Chief Financial Officer, Secretary/Treasurer

CIMETRIX INCORPORATED
6979 South High Tech Drive
Salt Lake City, Utah 84047-3757

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being provided or made available to shareholders on or about April 30, 2013 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 2013 Annual Meeting of the Shareholders of the Company, which will be held on Saturday, June 15, 2013, commencing at 9:00 a.m., at the Company's headquarters, 6979 South High Tech Drive, Salt Lake City, Utah, and at any adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 16, 2013 (the "Record Date"). Only holders of record of the Company's common stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. The Company is making this proxy solicitation.

Voting via the Internet, by Telephone or by Mail

As an alternative to voting in person at the Annual Meeting, shareholders whose shares are registered in their own names may vote via the Internet, by telephone or, for those shareholders who receive a proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted in accordance with the recommendation of the Board of Directors FOR the election of Edward C. Grady as director (Proposal No. 1), FOR the ratification of the appointment of HJ & Associates, LLC as Cimetrix’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2), FOR a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (Proposal No. 3), FOR the option of once every three years as the preferred frequency for shareholder advisory votes on named executive officers’ compensation  (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting (Proposal No. 5).

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the voting instruction card provided by your record holder in accordance with the instructions included therewith. Do not send the voting instruction card to the Company. Shares can only be voted by the registered holder or a duly authorized proxy and your shares will be voted by the bank or brokerage firm in accordance with a duly completed and returned voting instruction card. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot. Shareholders can access the 2013 Proxy Statement and Annual Report to Shareholders electronically at www.colonialstock.com/Cimetrix2013.

Voting Rights

At the Record Date, there were 45,467,006 shares of the Company's common stock outstanding, all of which are entitled to be voted at the meeting. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes and shares voted by a broker or bank holding shares for a beneficial owner are all counted as present and entitled to vote for purposes of determining a quorum.

Holders of common stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Generally, in order for any matter to be approved, the votes received in favor must exceed the votes against, except for the election of directors. There is no cumulative voting and directors are elected by a plurality vote. The nominee for director receiving the highest number of votes at the Annual Meeting will be elected. The ratification of HJ & Associates, LLC as the Company's independent registered public accountants and the non-binding advisory resolution to approve the Company’s Named Executive Officers’ compensation must be approved by the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting, in person or by proxy. The proposal on the frequency of holding the advisory vote on executive compensation will require shareholder to vote for one of four choices (1) one year, (2) two years, (3) three years or (4) abstain from vote.

Shares of our common stock which are entitled to be voted at the Annual Meeting that are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of Edward C. Grady as director; (ii) FOR the ratification of the appointment by the Audit Committee of HJ & Associates, LLC to be our independent registered public accountants for the year ending December 31, 2013; (iii) FOR a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; (iv) FOR the option of once every three years as the preferred frequency for shareholder advisory votes on named executive officers’ compensation; and (v) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting and that we did not have notice of a reasonable time prior to the availability this Proxy Statement. We are not currently aware of any other matter that may be presented at the Annual Meeting.

Your proxy may be revoked by providing written notice to Jodi M. Juretich, Chief Financial Officer, Secretary and Treasurer, Cimetrix Incorporated, 6979 High Tech Drive, Salt Lake City, UT 84047, at any time prior to its exercise, by delivering a revocation, or a later-dated proxy to Ms. Juretich or by attending the Annual Meeting and voting your shares in person.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own common stock listed of record in the names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, electronic and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid for such efforts.

ELECTION OF DIRECTORS

Proposal 1

Election to the Board of Directors

The Nominating Committee of the Board of Directors ("Nominating Committee") has nominated Edward C. Grady, a director since 2011, to the Board of Directors for a three year term. Mr. Grady has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Under the Company's Articles of Incorporation and Bylaws, directors are divided into three classes. The term of office of one class of directors expires in each year. Directors are elected to serve until their successors are elected and qualified. There is no cumulative voting for the election of directors. If Mr. Grady should for any reason become unavailable for election, the proxies may be voted for the election of a substitute nominee as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

The Nominating Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. We believe that the minimum qualifications for serving as a director are that a nominee demonstrates an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a positive reputation with respect to ethical conduct. Nominees for director will include individuals who, taking into account their diversity, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct it’s affairs and business. Although we do not have a formal policy on diversity for board members, it is a factor in assessing potential board members. Diversity not only encompasses racial and gender diversity, but it also relates to diversity of experience and background in an effort to ensure that the composition of our directors provides a strong and well balanced foundation of skill and experience.

Board of Directors

The Board of Directors of the Company is currently comprised of the following individuals:
Name	Age	Director Since	Expiration Of Current Term	Expiration of Term For Which Nominated	Position With The Company

Robert H. Reback	53	2002	2015	N/A	President, Chief Executive Officer and Director
Scott C. Chandler	51	2003	2015	N/A	Director
Michael B. Thompson	60	2004	2014	N/A	Director
Edward C. Grady	65	2011	2013	2016	Director

Biographical Information

There is no family relationship among the current directors and executive officers. There is no arrangement or understanding between any director and any other person pursuant to which the director was or is to be selected as a director or nominee. All directors, with the exception of Robert H. Reback, President and Chief Executive Officer, are considered independent as defined by the rules of the New York Stock Exchange. The following sets forth brief biographical information for Mr. Grady, the director nominee, and our other directors.

Nominee:

Edward C. Grady has served as a director of the Company since September 2011, when he was appointed to fill the unexpired term of C. Alan Weber, who resigned from the Board to become a full-time employee of the Company. Mr. Grady is currently Chairman and CEO of Reel Solar, an early stage start-up company focused on low cost PV Solar panel production. Mr. Grady retired in October 2007 from his position as President and Chief Executive Officer of Brooks Automation, Inc., a publicly held provider of automation solutions to the global semiconductor and other complex manufacturing industries that include clean tech and data storage. Prior to joining Brooks Automation, Inc., in 2003, he ran multiple divisions at KLA-Tencor, a publicly held process control company, and served as Chief Executive Officer of Hoya Micro Mask, Inc., a supplier of photo masks and services to the semiconductor industry. Mr. Grady began his career as an engineer for Monsanto/MEMC and, during his 14 years with the company, rose to the position of Vice President of Worldwide Sales for EPI, a division of MEMC. Mr. Grady currently serves on the board of directors of Electro Scientific Industries, Inc., a supplier of production equipment for micro-engineering applications and Advanced Energy (AE), a producer of high precision power supplies for semiconductor and related industries. AE is also a global supplier of utility scale inverters for PV solar applications. Mr. Grady served on the board of directors of Brooks Automation from 2003 to 2008, Evergreen Solar, Inc. from 2005 to 2011, and Verigy Ltd. from 2007 to 2011. Mr. Grady earned a B.S. in Engineering from Southern Illinois University and an MBA at the University of Houston.

The Board nominated Mr. Grady for his business experience in the semiconductor capital equipment industry along with his leadership skills in the development of solar and LED technologies.

Other Directors:

Robert H. Reback, President, Chief Executive Officer and Director, has served as a director of the Company since July 2002. Mr. Reback joined Cimetrix as Vice President of Sales in January, 1996, was promoted to Executive Vice President of Sales in January, 1997 and became President on June 25, 2001. Prior to Cimetrix, Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit from 1994 to 1995. From 1985 to 1993, he was Director of Sales/Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software, and was previously a Senior Automation Engineer for Texas Instruments. Mr. Reback holds a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from Purdue University.

The Board nominated Mr. Reback based on his long-standing service and extensive experience in factory automation and management. In addition, the Board values Mr. Reback's ability to convey his detailed knowledge of the Company's operations and strategy, as well as his insights about the equipment market and high-tech industries.

Scott C. Chandler has served as a director of the Company since May 2003. Since 2002, Mr. Chandler has been Managing Partner for Franklin Court Partners, LLC, a consulting firm that provides the following services: strategic consulting, financial analysis, business development, valuation analysis, business plan development, financing strategy development, litigation support, and due diligence support. From 1998 to 2001, Mr. Chandler was Chief Financial Officer (1998-2000) and Senior Vice President for Global Business Development (2000-2001) for RHYTHMS NetConnections, a leading provider of broadband services utilizing digital subscriber line (DSL) technology. At RHYTHMS, Mr. Chandler was responsible for raising over $2 billion for the company, and in 2001 led the financial restructuring of RHYTHMS, which resulted in the sale of its assets to MCI. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR, a pioneer in the cable television equipment industry. Under Mr. Chandler's leadership, C-COR's revenues increased to over $150 million, and it was named by Fortune magazine as one of the 100 fastest-growing public companies. Mr. Chandler earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania, and a B.A from Whitworth University. Mr. Chandler currently serves as a member of the board of directors of several privately held companies.

The Board nominated Mr. Chandler for his business experience in a variety of industries, his management experience, his recognition as a financial expert and Mr. Chandler's contributions to the Cimetrix Board, Compensation and Audit Committees.

Michael B. Thompson has served as a director of the Company since May 2004. Mr. Thompson is currently the VP of R&D and Information Technology for Kersh Risk Management in Plano, Texas. Kersh is a B2B Company focused on helping employees and dependents make behavioral changes to improve their health, which benefits the employee and reduces employer health care costs. In 2007 and 2008, Mr. Thompson was the COO of Mediaport Entertainment, Inc., a digital media kiosk company that provides automated fulfillment and point of sale solutions for music, movies, eBooks, audio books, and other digital media. From 2003 to 2006, Mr. Thompson served as President, Chief Executive Officer, and director of Setpoint Companies, an industry leader in lean automation that designs, assembles, tests, and delivers automated assembly and test equipment. Mr. Thompson was integrally involved in Setpoint’s hub-and-spoke growth initiative starting four new companies while directly managing MySchedule.Net, Setpoint Spectrometers, and Rocky Mountain Testing Solutions. From 1986 to 2003, Mr. Thompson was the Vice President of the Brooks Automation Planning and Logistics Solutions’ software division, which develops simulation, scheduling, and material handling automation and software controls to the semiconductor and related high technology industries.  He was the President of AutoSimulations, Inc., which was acquired by Brooks in January of 2000.

Mr. Thompson has been involved with automation, modeling and scheduling manufacturing systems for over 25 years. He holds B.S. and M.S. degrees from the Department of Engineering Sciences and Technology at Brigham Young University. Mr. Thompson has been a pioneer in the field of industrial scheduling, workforce scheduling and the application of simulation technology to industrial problems. He has authored numerous papers and articles published in technical magazines and professional journals.

The Board nominated Mr. Thompson for his business experience in successfully running software development companies and other organizations, and his experience and expertise with simulation, scheduling and material handling automation, and software controls.

Other Information

SEC regulations require us to describe certain legal proceedings which occurred during the past ten years, including bankruptcy and insolvency filings involving companies of which a director previously served as an executive officer. None of Cimetrix’s directors were involved in any legal proceedings of this nature.

Voting

Directors are elected by a plurality vote. The nominee for director receiving the highest number of votes at the Annual Meeting will be elected.

The Board of Directors recommends that the shareholders vote "FOR" the election of the Director nominee to the Board, Edward C. Grady.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

Proposal 2

The Audit Committee has selected the firm of HJ & Associates, LLC, certified public accountants, to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2013. HJ & Associates, LLC has audited the Company's consolidated financial statements since the fiscal year ended December 31, 2006. Representatives from the firm are expected to be present at the Annual Meeting of Shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following table presents the professional fees paid to HJ & Associates, the Company's independent registered public accountants, for the years ended December 31, 2012 and 2011.
	2012	2011
Audit fees	$52,000	$62,000
Audit-related fees	-	-
Tax fees	8,000	6,000
Other fees	-	-
Total	$60,000	$68,000

Audit fees consist of fees for the audit of the Company’s annual consolidated financial statements included in the Company’s report on Form 10-K, the review of the consolidated interim financial statements included in Forms 10-Q, and services in connection with the Company’s various statutory and regulatory filings. Tax fees consist of fees for the preparation of the Company’s federal and state corporate income tax returns.

Pre-Approval Policies

It is Cimetrix’s policy that the Audit Committee pre-approves all audit, tax and other services performed by our independent registered public accounting firm. All of the services described in the table above were approved in advance by our Audit Committee.

Voting

Ratification of the appointment of HJ & Associates requires that the number of votes cast at the Meeting, in person or by proxy, in favor of the ratification exceeds the number of votes cast in opposition to the ratification.

The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of HJ & Associates, LLC as the Company's independent registered public accountants for fiscal year 2013.

BOARD MEETINGS AND COMMITTEES

Board Meetings

The Company's Board of Directors held five formal board meetings during 2012.  Each of the Company's directors attended 100% of the meetings of the Board of Directors and the meetings of each of the committees on which they served during 2012.

Board Committees

The Board of Directors currently has standing audit, compensation and nominating committees. No separate compensation is paid for committee assignments or attendance. The audit committee has a written charter and is available at www.cimetrix.com/Governance. Printed copies are available upon written request to the Company’s Corporate Secretary at Cimetrix Incorporated, 6979 High Tech Drive, Salt Lake City UT 84047.

The Audit Committee currently consists of three directors, Scott C. Chandler, Michael B. Thompson and Edward C. Grady and is chaired by Scott C. Chandler. The Audit Committee held four meetings during 2012. Each member of the audit committee is considered independent as defined by the rules of the New York Stock Exchange. The report of the Audit Committee is included below. The Board of Directors has determined that Scott C. Chandler, chairman of the Audit Committee, is the audit committee financial expert, as that term is defined under the Securities and Exchange Act of 1934.

The Compensation Committee currently consists of Scott C. Chandler, Michael B. Thompson and Edward C. Grady. The Chairman of the Compensation Committee is Scott C. Chandler. The Compensation Committee held five meetings during 2012. All members of the Compensation Committee are independent as defined by the rules of the New York Stock Exchange and “independent directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

While there is no formal Compensation Committee charter, the Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of the Company’s Named Executive Officers. The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee. The Compensation Committee approves the compensation packages of the Named Executive Officers, including their annual bonuses. Mr. Reback, the President and Chief Executive Officer, suggests items to be considered by the Compensation Committee from time to time, including the compensation package for the other Named Executive Officers, and participates in the meetings of the Compensation Committee.

The Compensation Committee relies on its judgment in making compensation decisions after reviewing the performance of the Company and evaluating the executives’ leadership ability and responsibilities with the Company and current compensation arrangements. The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

During 2012, the Compensation Committee and the Company did not retain any compensation consultant to render services regarding executive compensation since an independent compensation consultant was retained in late 2010, but may seek the advice of such persons in the future.

The Nominating Committee currently consists of Scott C. Chandler, Michael B. Thompson and Edward C. Grady. The Nominating Committee did not hold any meetings during 2012. All members of the Nominating Committee are independent as defined by the rules of the New York Stock Exchange. Functions of the Nominating Committee include identification of qualified individuals to serve as members of the Board of Directors, recommendation to the Board of Directors of a slate of nominees for election at each Annual Meeting of shareholders, recommendation to the Board of Directors concerning the appropriate size, function, needs and composition of the Board and its committees, and advising the Board of Directors on other corporate governance matters.

The Nominating Committee will consider nominees for election or appointment to the Board who are recommended by our stockholders, provided that a complete description of such nominee’s qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a director if elected, accompanies the recommendations. In addition, such nominations by stockholders must be made in accordance with our By-Laws. See “SHAREHOLDERS PROPOSALS” at the end of this document. Such recommendations should be submitted in writing no later than January 1, 2014, to the attention of the Committee, c/o Corporate Secretary, Cimetrix Incorporated, 6979 High Tech Drive, Salt Lake City, UT 84047 and should not include self-nominations.

Board Leadership

Our Board has no policy with respect to the separation of the offices of Chairman and CEO. We currently do not have an official Chairman of the Board, although Robert H. Reback, President and CEO, fills that role. The Board believes that combining the role of Chairman and the position of CEO is appropriate to further strengthen the Company’s governance structure by promoting unified leadership and direction for the Company, fostering accountability and allowing for a single, clear focus for management to execute the Company’s strategy and business plans. The Company does not have a Lead Independent Director.

Board Oversight of Risk Management

                   The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews reports from executive management and other information regarding the Company's credit, liquidity and operations and compliance with corporate policies, legal and regulatory requirements, as well as the risks associated with each such matter. The Compensation Committee oversees management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and any potential conflicts of interest arising from related party transactions. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through both formal and informal communications about such risks.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies and legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, and the results of the audit of the Company's consolidated financial statements. In addition, the Audit Committee has met with the Company's independent registered public accountants, HJ & Associates, LLC, and discussed all matters required to be discussed by the independent registered public accountants with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the independent registered public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered whether the other non-audit services provided by the independent registered public accountants potentially impaired their independence and determined that it did not.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent registered public accountants, who are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report on these consolidated financial statements.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. In addition, the Audit Committee selected HJ & Associates, LLC as the independent registered public accountants for the Company for the year ending December 31, 2013.

Respectfully submitted,

Scott C. Chandler

Michael B. Thompson

Edward C. Grady

The above report of the Audit Committee will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

EXECUTIVE OFFICERS

The following table sets forth certain biographical information with respect to the executive officers of the Company:

Name	Age	Title

Robert H. Reback	53	President and Chief Executive Officer
David P. Faulkner	57	Executive Vice President of Sales and Marketing
Jodi M. Juretich	51	Chief Financial Officer
Paul A. Johnson	57	Vice President of Software Engineering

Robert H. Reback has an employment agreement with the Company. The remaining officers serve at Mr. Reback’s and the Compensation Committee’s discretion. There is no arrangement or understanding between any officer and any other person pursuant to which the officer was or is to be selected as an officer or nominee. There are no family relationships between any of the officers and/or between any of the officers and directors. Biographical information for Mr. Reback is set forth above under “Board of Directors-Proposal 1.”

David P. Faulkner joined the Company in August 1996. Mr. Faulkner was previously employed as the Manager of PLC Marketing, Manager of Automotive Operations and District Sales Manager for GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls from 1986 to 1996. Mr. Faulkner earned a B.S. in Electrical Engineering and an MBA from Rensselaer Polytechnic Institute.

Jodi M. Juretich, Chief Financial Officer, joined Cimetrix in May 2007 and was promoted to Chief Financial Officer in November 2008. Ms. Juretich has over 10 years’ experience in executive accounting management for private high-growth companies and 10 years of public accounting experience. Prior to joining Cimetrix, Ms. Juretich was Vice President of Finance for two venture funded private companies, General Manager for a subsidiary of Monster.com and an Accounting Manager with a division of The Times Mirror Company (Los Angeles Times). She has played key roles in raising venture capital in start-up organizations and led Cimetrix in implementing and managing the new Sarbanes-Oxley compliance requirements. She currently sits on the Executive Board of Directors for the Utah Foster Care Foundation. Ms. Juretich earned a B.S. in Business Management from Westminster College.

Paul A. Johnson, Vice President of Software Engineering, joined Cimetrix in July 2010. Mr. Johnson has 25 years of experience in software development in a variety of industries, including semiconductor, telecommunications and finance. Mr. Johnson has an extensive development and management background working in .NET/C#, Agile development methodologies as well as object-oriented design and implementation techniques. Mr. Johnson was an independent Principle Software Development Consultant before joining Cimetrix. Prior to joining Cimetrix, he was a Senior Software Developer at Trintech Inc. from 2006-2009, building financial reconciliation systems in .NET and C#. Throughout his career, Mr. Johnson has led many software product engineering organizations, both large and small, serving in roles such as primary developer, team lead, principal architect, and executive manager. Mr. Johnson specializes in the application of mature software development technologies and processes as well as incorporating new techniques where they prove successful. Mr. Johnson earned a B.S. in Physics from the United States Military Academy, an M.S. in Aerospace Engineering from the Georgia Institute of Technology, and an M.S. in Molecular and Cell Biology from University of Texas, Dallas. Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for services in all capacities to the Company and its affiliates for the years ended December 31, 2012 and 2011:

				Restricted		Non-Equity	All Other
				Stock	Option	Incentive Plan	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	sation		Total
Principal Postion	Year	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e) (5)	(f) (5)	(g) (6)	(i)		(j)
Robert H. Reback	2012	200,000		-	12,769	14,000	16,036	(1)	242,805
President and Chief	2011	187,500		-	29,264	74,900	11,056	(1)	302,720
Executive Officer

David P. Faulkner	2012	150,000		-	8,513	51,355	12,824	(2)	222,692
Executive Vice President	2011	150,000		-	17,558	114,355	9,972	(2)	291,885
of Sales and Marketing

Jodi M. Juretich	2012	135,000		-	8,513	6,000	6,351	(3)	155,864
Chief Financial Officer	2011	130,000		-	17,558	24,166	3,307	(3)	175,031

Paul A. Johnson	2012	150,000		-	8,513	1,000	6,947	(4)	166,460
Vice President Engineering	2011	145,000		-	41,430	38,892	3,186	(4)	228,508

(1)
The amount of "All Other Compensation" reported in column (i) with respect to Mr. Reback consists of the following items:  automobile allowance, $6,600 in 2012 and 2011; 401(k) Plan match, $8,555 in 2012 and $3,500 in 2011; and life insurance premiums, $881 in 2012 and $956  in 2011.

(2)
The amount of "All Other Compensation" reported in column (i) with respect to Mr. Faulkner consists of the following items:  automobile allowance, $6,600 in 2012 and 2011; 401(k) Plan match, $5,420 in 2012 and $2,475 in 2011; and life insurance premiums, $804 in 2012 and $897 in 2011.

(3)
The amount of "All Other Compensation" reported in column (i) with respect to Ms. Juretich consists of the following items:  401(k) Plan match, $5,625 in 2012 and $2,500 in 2011; and life insurance premiums, $726 in 2012 and $807 in 2011.

(4)
The amount of "All Other Compensation" reported in column (i) with respect to Mr. Johnson consists of the following items:  401(k) Plan match, $6,175 in 2012 and $2,800 in 2011; and life insurance premiums, $772 in 2012 and $386 in 2011.

(5)	The amounts in columns (e) and (f) show the aggregate grant date fair value of stock awards and options awards granted during the year indicated, computed in accordance with ASC Topic 718.
(6)	Annual performance bonuses earned for 2012 and paid in 2012 and 2013 are reported in column (g) under the heading “Non-Equity Incentive Plan Compensation.

Annual Incentive Bonuses

Each Named Executive Officer is eligible to participate in an annual performance-based bonus plan (“Annual Plan”). The Annual Plan is intended to motivate participating executives to achieve both short-term and long-term strategic and financial objectives. At the beginning of each fiscal year, the Compensation Committee (or Mr. Reback in the case of Named Executive Officers other than Mr. Reback) sets various financial and strategic objectives for the participating Named Executive Officers, the relative weight to be accorded those goals, and a target bonus level, expressed as a percentage of base salary, to be paid upon achievement of all designated performance goals. Those goals and target bonus amounts are set forth in an Annual Plan signed by the executive. In certain cases the strategic performance goals are qualitative, rather than quantitative. At or shortly after the end of each fiscal year, the Compensation Committee (or Mr. Reback in the case of Named Executive Officers other than Mr. Reback) determines the degree to which each Named Executive Officer’s specified annual performance goals were met, and the amount of annual bonus, if any, payable under the Annual Plan.

In the case of qualitative performance measures, subjective discretion may be exercised in determining the degree to which the designated goals were met. In the event the specified performance goals are only partially achieved, a reduced performance bonus may be earned as specified in the Named Executive Officer’s Annual Plan. If financial performance goals are exceeded, additional bonus amounts may be earned above the target level, again as provided in the applicable Annual Plan. Annual Plans provide target bonus levels but no threshold or maximum payouts.

For 2012 Mr. Reback’s targeted performance bonus was 50% of his annual base salary and his financial performance goals were accorded a weight of 70% and consisted of specified measures of annual revenue growth, profitability and cash management. His strategic performance goals were accorded a weight of 30% and consisted of specific objectives relative to net contribution margin, long-term revenue growth plan and shareholder value. Mr. Reback received partial credit for the financial goals and did not meet any of the strategic goals. The actual annual performance bonus earned under his 2012 Annual Plan was $14,000 which was paid on February 28, 2013.

For 2012 Mr. Faulkner’s targeted commission and performance bonus was 26% of his annual base salary and his commissions and performance goals consisted of increasing Company sales as well as bonus awards related to key accounts, product and services sales, and market diversification. Mr. Faulkner received commission payments on a quarterly basis. The actual total annual commissions and performance bonus earned by Mr. Faulkner under his 2012 Annual Plan was $51,355. Of that amount, $21,532 was paid in 2012 and $29,823 which paid on February 28, 2013.

For 2011 Ms. Juretich’s targeted performance bonus was 30% of her annual base salary and her financial performance goals were accorded a weight of 50% and consisted of specified measures of annual revenue growth, profitability and cash management. Her strategic performance goals were accorded a weight of 50% and consisted of specified objectives relative to financial measures, financial strategies, internal operations, and shareholder value. Ms. Juretich received partial credit for the financial goals and received partial credit for the strategic goals. The actual annual performance bonus earned under her 2012 Annual Plan was $6,000 which was paid on February 28, 2013.

For 2012 Mr. Johnson’s targeted performance bonus was 30% of his annual base salary and his financial performance goals were accorded a weight of 40% and consisted of specified measures of annual revenue growth and profitability. His strategic performance goals were accorded a weight of 60% and consisted of specified objectives relative to product releases, customer satisfaction, and internal operations improvements. Mr. Johnson received partial credit on the financial goals and received partial credit for the strategic goals. The actual annual performance bonus earned under his 2012 Annual Plan was $1,000 which was paid on February 28, 2013.

Stock-Based Compensation

In May 2006, the Company’s shareholders approved the combined amendment and restatement of the Cimetrix Incorporated 1998 Incentive Stock Option Plan and the Cimetrix Incorporated Director Stock Option Plan as the Cimetrix 2006 Long-Term Incentive Plan (the “Plan”). In addition to stock options, the Plan authorizes the grant of stock appreciation rights, restricted stock awards, and other stock unit and equity-based options. Stock awards under the Plan are designed to align the interests of the shareholders and the Company's officers in the enhancement of shareholder value. Stock options are granted at an exercise price not lower than the fair market value of the Company's common stock on the date of grant. In making decisions regarding the stock option plan, the Compensation Committee evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility.

When granting stock based compensation, the Compensation Committee looks at each of these factors on a case by case basis. In 2010, the Company’s compensation consulting group provided guidelines to the Compensation Committee that provides for percentage allotments based on the following groups:  President/CEO, Executive Team, Key Employees and Other Employees. To encourage long-term performance, the stock options granted under the Plan generally vest ratably over a one to four-year period and expire ten years after the date of grant. Vesting accelerates, however, upon termination on account of death or disability. Restricted stock vesting periods are generally a shorter term.

In granting stock options to the Named Executive Officers, the Company also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718. For long-term equity awards, the Company records expense in accordance with ASC Topic 718, which may vary from the actual value that may be realized by the named executives.

Other Benefits

 Other benefits are provided to Messrs. Reback, Faulkner and Johnson and Ms. Juretich in order to achieve a competitive pay package. The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table are reasonable, competitive and consistent with the Company's overall executive compensation program.

Outstanding Equity Awards at Fiscal Year-End

This table provides information on the year-end 2012 holdings of Company stock options and unvested restricted stock awards by the Named Executive Officers.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
Name	Underlying	Underlying				Shares of	of Shares of
	Unexercised	Unexercised		Options	Option	Stock That	Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not	Have Not
	Exercisable	UnExercisable		Price ($)	Date	Vested #	Vested $
(a)	(b)	(c)		(d)	(e)	(f)	(g) (5)

Robert H. Reback	325,000	-		0.45	4/20/2013	-	-
Robert H. Reback	300,000	-		0.17	3/17/2015	-	-
Robert H. Reback	125,000	-		0.02	5/12/2016	-	-
Robert H. Reback	62,500	62,500	(1)	0.08	3/17/2017	-	-
Robert H. Reback	62,500	187,500	(1)	0.17	11/25/2021	-	-
Robert H. Reback	-	150,000	(1)	0.12	11/13/2022	-	-

David P. Faulkner	250,000	-		0.32	10/2/2013	-	-
David P. Faulkner	250,000	-		0.17	3/17/2015	-	-
David P. Faulkner	75,000	-		0.02	5/12/2016	-	-
David P. Faulkner	62,500	62,500	(2)	0.08	3/17/2017	-	-
David P. Faulkner	37,500	112,500	(2)	0.17	11/25/2021	-	-
David P. Faulkner	-	100,000	(2)	0.12	11/13/2022	-	-

Jodi M. Juretich	35,000	-		0.27	5/16/2014	-	-
Jodi M. Juretich	10,000	-		0.27	8/5/2014	-	-
Jodi M. Juretich	64,166	-		0.12	5/12/2015	-	-
Jodi M. Juretich	42,778	-		0.04	11/12/2015	-	-
Jodi M. Juretich	75,000	-		0.02	5/12/2016	-	-
Jodi M. Juretich	37,500	112,500	(3)	0.17	11/25/2021	-	-
Jodi M. Juretich	-	100,000	(3)	0.12	11/13/2022	-	-

Paul A. Johnson	25,000	25,000	(4)	0.23	8/10/2017	-	-
Paul A. Johnson	75,000	25,000	(4)	0.36	3/8/2018	-	-
Paul A. Johnson	37,500	112,500	(4)	0.17	11/25/2021	-	-
Paul A. Johnson	-	100,000	(4)	0.12	11/13/2022	-	-

(1)
For Mr. Reback, the vesting dates for the indicated unexercisable options shown in column (c) are as follows:  31,250 options (expiration date March 17, 2017) vest each year on March 18, 2013 and 2014; 62,500 options (expiration date November 25, 2021) vest each year on November 25, 2013, 2014 and 2015; 37,500 options (expiration date November 13, 2022) vest each year on November 13, 2013, 2014, 2015 and 2016.

(2)
For Mr. Faulkner, the vesting dates for the indicated unexercisable options shown in column (c) are as follows: 31,250 options (expiration date March 17, 2017) vest each year on March 18, 2013 and 2014; 37,500 options (expiration date November 25, 2021) vest each year on November 25, 2013, 2014 and 2015; 25,000 options (expiration date November 13, 2022) vest each year on November 13, 2013, 2014, 2015 and 2016.

(3)
For Ms. Juretich, the vesting dates for the indicated unexercisable options shown in column (c) are as follows: 37,500 options (expiration date November 25, 2021) vest each year on November 25, 2013, 2014 and 2015; 25,000 options (expiration date November 13, 2022) vest each year on November 13, 2013, 2014, 2015 and 2016.

(4)
For Mr. Johnson, the vesting dates for the indicated unexercisable options shown in column (c) are as follows: 12,500 options (expiration date August 10, 2017) vest each year on August 12, 2013 and 2014; 25,000 options (expiration date March 8, 2018) vest on December 31, 2013; 37,500 options (expiration date November 25, 2021) vest each year on November 25, 2013, 2014 and 2015; 25,000 options (expiration date November 13, 2022) vest each year on November 13, 2013, 2014, 2015 and 2016.

(5)	Based upon the closing price per share of the Company stock on December 31, 2012.

Option Exercises and Stock Vested

No Named Executive Officers exercised Company stock options during the year ended December 31, 2012. No restricted stock awards were granted to Named Executive Officers or vested during the year ended December 31, 2012.

Employment Agreements

President and Chief Executive Officer

The Company has an employment agreement with Robert H. Reback, its President and Chief Executive Officer which expires on December 31, 2014 with an automatic renewal of two years from the then-current expiration date. Under the terms of the agreement, Mr. Reback receives an annual salary of $200,000 through the remaining term of the agreement and subject to increases as the Compensation Committee determines in its discretion. In addition, Mr. Reback is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of the performance objectives approved by the Compensation Committee on an annual basis. Mr. Reback is also eligible to participate in the Company’s 2006 Long-Term Incentive Plan and other compensation plans, with annual awards determined by the Compensation Committee. The employment agreement provides that Mr. Reback cannot compete with the Company during the term of the agreement and for a period of one year thereafter.

The agreement further provides for severance pay equal to (i) Mr. Reback’s annual salary then in effect, (ii) health benefit plan coverage then in effect for a period not to exceed (a) the maximum amount of time that Mr. Reback is eligible to obtain group health benefits plan coverage under COBRA or (b) the date Mr. Reback receives substantially similar coverage from another employer and (iii) an additional bonus-based severance benefit of 60% of Mr. Reback’s annualized base salary, if Mr. Reback is terminated without cause by the Company or resigns for “good reason” (as such terms are defined in the agreement). In addition, if a change in control of the Company occurs, the vesting of Mr. Reback’s options and other awards under the Company’s compensation plans will be accelerated.

Other Executive Officers

The Company does not have current employment agreements for Messrs. Faulkner, Johnson and Ms. Juretich. The Compensation Committee is currently in the process of preparing new employment agreements for the remaining executive officers.

Retirement Benefits

  The Company has a defined contribution retirement savings plan, which is qualified under Section 401(k) of the Code (the “401(k) Plan”). The plan is a broad-based, tax-qualified retirement plan under which eligible employees, including Messrs. Reback, Faulkner and Johnson, and Ms. Juretich, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Code. During 2012, the Company made a matching contribution to the 401(k) Plan for those employees meeting minimum age and service requirements equal to 100% of the employee’s contribution on the first 3% of pay contributed and 50% of the next 2% of pay contributed, up to a matching contribution cap equal to 4% of the employee's annual compensation. The Company and its subsidiaries do not maintain any other pension or retirement plans.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable to Named Executive Officers under their existing employment agreements and our existing plans and programs had they been terminated on December 31, 2012 or if the Company had incurred a change in control on that date. These benefits are, in addition to benefits, generally available to all salaried employees of the Company in connection with a termination of employment such as distributions from the 401(k) Plan, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay.

Estimated Payments Upon Termination of Employment

The following table shows the amount of severance pay provided for in Mr. Reback’s employment agreement if he had been terminated as of December 31, 2012. As discussed on page 15 under Employment Agreements, the employment agreements with Messrs. Faulkner and Johnson and Ms. Juretich are expired and the proposed employment agreements for these officers are currently in the process of being prepared by the Compensation Committee.

Continued
Name	Severance		health care	Total
	Pay	Bonus	benefits	Payout
	($)	($) (2)	($) (3)	($)

Robert H. Reback (1)	200,000	120,000	14,400	334,400

(1)
Mr. Reback's employment agreement provides for a salary-based severance benefit equal to his annual salary then in effect, as well as a bonus-based severance benefit equal to 60% of his annual salary then in effect. The Company shall continue to pay Mr. Reback’s group health benefit plan coverage then in effect (with Company/employee contributions remaining the same on a percentage basis as during the period immediately prior to termination).

(2)	The bonus amounts in this column represent the maximum possible award.
(3)	The benefit amounts in this column represent the maximum amount of coverage under COBRA.

Estimated Payments Upon Change in Control

Under the Company’s 2006 Long-Term Incentive Plan and prior stock option plan, all otherwise unvested stock options and restricted stock awards held by Named Executive Officers become fully vested upon a “change of control” as defined below, without regard to whether the Named Executive Officer terminates employment. The Company’s stock option plans generally define a change of control (i) certain changes in majority of the Company’s board of directors within a 24 month period; (ii) the acquisition by any person of 50% or more of the Company’s common stock or voting securities; (iii) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; (iv) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders; or (v) shareholder approval of a liquidation of the Company.

The following table shows for each Named Executive Officer the unrealized intrinsic value of all of his or her otherwise unvested stock options and restricted stock awards on December 31, 2012 that would have vested had a change of control occurred on that day, calculated by multiplying the number of underlying shares by the per share closing price of Company stock on December 31, 2012 and, in the case of stock options, by then subtracting the applicable option exercise price:

	Intrinsic Value	Intrinsic Value
	of Unvested	of Unvested
	Stock Options	Restricted Stock
Name	($) (1)	($) (2)
Robert H. Reback	8,875	-
David P. Faulkner	7,375	-
Jodi M. Juretich	3,000	-
Paul A. Johnson	3,000	-

(1)
The amounts shown in this column represent the number of all unvested shares of stock options multiplied by the closing price per share of Company stock on December 31, 2012 less the number of unvested shares of stock options multiplied by the stock option exercise price on the date of grant.

(2)	There were no unvested shares of restricted stock issued to Named Executive Officers as of December 31, 2012.

If a change in control with respect to the Company results in acceleration of vesting of Named Executive Officer’s stock options and restricted stock, and if the value of such acceleration plus all other compensatory payments to the Named Executive Officer that are contingent on the change in control (including any severance payments upon termination of employment in connection with a change in control) exceeds 2.99 times the Named Executive Officer’s average W-2 compensation with the Company for the five taxable years preceding the year of the change of control (the “Base Period Amount”), the acceleration would result in an “excess parachute payment” under Code Section 280G. A Named Executive Officer would be subject to 20% excise tax, and the Company would be unable to deduct, the amount by which such parachute payments to a Named Executive Officer exceeded one times the Named Executive Officer’s Base Period Amount. The Company has not agreed to provide to its Named Executive Officers any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3

Background

Section 14A of the Securities Exchange Act of 1934 (“Section 14A”), as amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the executive officers (referred to as a “Say-on-Pay” proposal) as disclosed in this Proxy Statement. Accordingly, the following resolution is being submitted to the Company’s shareholders for approval at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the 2012 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors believes the  Company’s compensation of the executive officers achieves the primary goals of (i) attracting and retaining experienced, well-qualified executive officers capable of implementing the Company’s strategic and operational objectives, (ii) aligning management compensation with the creation of shareholder value on an annual and long-term basis, and (iii) linking a substantial portion of the executive officers’ compensation with long-term Company performance and the achievement of pre-determined goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Board of Directors encourages you to review in detail the compensation information beginning on page 11 of this Proxy Statement. The Board of Directors believes the compensation of the executive officers for the fiscal year ended December 31, 2012, was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its shareholders.

The vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the executive officers, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board of Directors and the Compensation Committee value the opinion of the Company’s shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

Voting

Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board of Directors recommends that the Shareholders Vote “FOR” approval of the compensation of the executive officers, as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE VOTES ON EXECUTIVE COMPENSATION

Proposal 4

Background

Section 14A also provides that the Company’s shareholders must be given the opportunity to vote on an advisory (non-binding) basis for their preference as to how frequently the Company should consider future Say-on-Pay proposals at its annual meetings of shareholders (referred to as a "Say-on-Frequency" vote). This Proposal 4 gives the Company’s shareholders the opportunity to indicate whether they would prefer that the Company’s shareholders address future Say-on-Pay proposals once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors values dialogue with its shareholders on executive compensation and other important corporate governance matters. The Board of Directors believes that addressing a Say-on-Pay proposal in the Company’s annual meeting once every three years will achieve an appropriate balance between fostering such dialogue and affording sufficient time to evaluate the merits of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results for the corresponding period and any changes made in response to the outcome of a prior Say-on-Pay proposal. The Board of Directors also believes that holding an advisory vote every three years will avoid over-emphasis on short-term variations in compensation and business results. In general, the Company’s compensation programs are straightforward, weighted toward performance, and do not tend to materially change from year to year. Consequently, the Board of Directors believes that a shareholder advisory vote on executive compensation every three years will be sufficient to provide the Board of Directors meaningful guidance on the effectiveness of the Company’s executive compensation programs.

Similar to the Say-on-Pay proposal, this vote is only advisory in nature and will not bind the Company or the Board of Directors to adopt any particular frequency. However, the Board of Directors values the opinion of the Company’s shareholders and will consider the outcome of the vote when determining how frequently to address future Say-on-Pay proposals. Regardless of the outcome of this Say-on-Frequency vote, the Board of Directors may decide that it is in the best interests of the Company’s shareholders and the Company to include a Say-on-Pay proposal in the Company’s proxy statement more or less frequently than the frequency receiving the most votes cast by the Company’s shareholders in this vote.

Voting

The proxy card allows you to vote for one of four choices: holding the advisory vote on executive compensation every one, two or three years, or abstaining from voting; therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors, but will instead be casting their vote for the voting frequency they prefer.

The Board of Directors recommends that shareholders vote for the option of once every “THREE YEARS” as the preferred frequency for shareholder advisory votes on executive compensation.

Compensation Policies and Procedures

The Compensation Committee has reviewed the Company’s compensation program as it relates to all of the Company’s full-time employees and believes there are no material business risks generated by the structure of the program. As a matter of best practice, the Compensation Committee continues to monitor the Company’s compensation program to ensure that it continues to align the interests of our employees with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of directors. There is no requirement to own shares of Company common stock to serve as a director.

During 2010, the Compensation Committee retained the services of The Jaffe Group, an independent compensation consulting firm. The Jaffe Group was retained by the Compensation Committee to assess the Company’s compensation programs and make recommendations for independent board of director’s fees. In doing so, The Jaffe Group reviewed the Cimetrix director’s compensation compared to those of other small public and private companies and found that Cimetrix’s then-current compensation to directors was below comparable market rates. The Jaffe Group recommended structuring board fees to range from $2,500 to $3,125 per meeting, continuing the practice of granting annual stock awards and encouraging all directors to purchase shares of the Company’s stock in the public markets.

Effective May 1, 2011, the Company changed its compensation structure for directors and began paying each non-employee director a quarterly fee of $2,500. The Company encourages the directors to use a portion of their fees to purchase Cimetrix stock in the public markets.

Cash Compensation Paid to Directors

The non-employee directors each receive $2,500 per quarter. Employee members of the Board of Directors receive no additional cash compensation for attendance at meetings of the Board of Directors.

Stock Awards

During 2012, each of the three non-employee directors was awarded stock options to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.13 per share, vesting over a twelve-month period, and exercisable through May 31, 2022.

Director Compensation Table

The table below summarizes the compensation paid by the Company to, or earned by, our non-employee directors for the year ended December 31, 2012.

	Fees		Restricted
	Earned or	Option	Stock
	Paid in	Awards	Awards	Total
Name (1)	Cash ($)	($) (2)	($) (2)	($)

Scott C. Chandler	10,000	4,571	-	14,571
Michael B. Thompson	10,000	4,571	-	14,571
Edward C. Grady	10,000	4,571	-	14,571

(1)
Robert H. Reback served as a director of the Company in 2012 but is omitted from the Director Compensation Table because of his status as a Named Executive Officer. No additional remuneration was paid to Mr. Reback for his services as a director.

(2)
The amounts in these columns show the aggregate grant date fair value of stock awards and options awards granted during the year indicated, computed in accordance with ASC Topic 718. As of the end of fiscal year 2012, non-employee directors had outstanding options for the following number of Company shares: Scott C. Chandler, 250,000 shares, Michael B. Thompson, 250,000 shares and Edward C. Grady, 50,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in their ownership of the Company's common stock with the Securities and Exchange Commission. These reports are made on Forms 3, 4, and 5. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of Forms 3, 4, and 5 received with respect to fiscal year 2012, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied  with the exception of the following transactions: (1) In January 2011 and October 2012, Robert H. Reback gifted 100,000 shares each of the Company’s common stock that was previously registered in his name to each of his son and daughter. These transactions were subsequently reported on Form 5, filed February 14, 2013; (2) On June 1, 2012, the Company granted stock options to each of the independent members of the Board of Directors, Messrs. Chandler, Thompson and Grady. These transactions were reported on Forms 4 filed June 11, 2012; (3) On November 15, 2012, the Company granted 150,000 shares of stock to Mr. Reback and 100,000 shares each to the other Named Executive Officers, Messrs. Faulkner, Johnson and Ms. Juretich. The reports of Form 4 with respect to these transactions were filed on November 27, 2012; (4) During the months of November and December, 2012, one of the Company’s directors, Mr. Thompson, purchased 153,698 of the Company’s stock. These transactions were required to be reported on Form 4 by the end of the second day following purchase of the stock. The reports of Form 4 with respect to these transactions were filed in an untimely fashion on November 27, 2012, December 6, 2012, December 20, 2012 and January 3, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options and warrants), as of  April 16, 2013, for each beneficial owner of more than 5% of the Company's common stock that is known to the Company:

	Number of
	Shares of	Percent of
Name and Address	Common Stock	Ownership

Rorze Corporation (1)	10,301,673	22.66%
Tsunami Network Partners Corporation (2)	3,599,911	7.92%

(1)	The address for Rorze Corporation is 1588-2 Michinoue, Kannabe-Cho, Fukumi-Shi, Hiroshima-Ken Japan 720-2104
(2)	The address for Tsunami Network Partners Corporation is c/o Tsunami Network Partners Corporation 3-6-1-Shin-Yokohama, Kouhoku-Ku, Yokohama-City, Kanagawa Japan 222-0033

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options), as of April 16, 2013, for each director and executive officer of the Company, and all executive officers and directors as a group:
	Number of
	Shares of	Percent of
Name, Title and Address (1)	Common Stock	Ownership (9)

Robert H. Reback, CEO and Director (2)	2,032,875	4.38%
David P. Faulkner, Exec. VP of Sales & Mktg (3)	1,520,000	3.29%
Michael B. Thompson, Director (4)	471,948	1.03%
Jodi M. Juretich, CFO (5)	433,346	*
Scott C. Chandler, Director (6)	331,500	*
Paul A. Johnson, VP of Engineering (7)	153,750	*
Edward C. Grady, Director (8)	67,750	*
Executive officers and directors as a group (7 persons)	5,011,169	10.87%

*          Less than 1%.
(1)	The addresses for Messrs. Reback, Chandler, Thompson, Grady, Faulkner, Johnson and Ms. Juretich are c/o Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.
(2)	Includes 906,250 shares of common stock which Mr. Reback has the right to acquire within 60 days upon the exercise of stock options.
(3)	Includes 706,250 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of stock options.
(4)	Includes 250,000 shares of common stock which Mr. Thompson has the right to acquire within 60 days upon the exercise of stock options.
(5)	Includes 264,444 shares of common stock which Ms. Juretich has the right to acquire within 60 days upon the exercise of stock options.
(6)	Includes 250,000 shares of common stock which Mr. Chandler has the right to acquire within 60 days upon the exercise of stock options.
(7)	Includes 150,000 shares of common stock which Mr. Johnson has the right to acquire within 60 days upon the exercise of stock options.
(8)	Includes 50,000 shares of common stock which Mr. Grady has the right to acquire within 60 days upon the exercise of stock options.
(9)
All applicable percentage ownership is based on 45,467,006 shares of common stock issued as of the Record Date, together with applicable options for the share owners. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the Record Date and shares of common stock subject to restricted stock awards currently vested or vesting within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (including audited consolidated financial statements) is available at www.colonialstock.com/Cimetrix2013. Paper copies will be furnished without charge to beneficial shareholders or shareholders of record upon request to Jodi M. Juretich, Chief Financial Officer, Secretary and Treasurer, Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on June 15, 2013. The Company’s Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2012 are available on the Internet at www.colonialstock.com/Cimetrix2013.

ADDITIONAL MATERIALS

A copy of this Proxy Statement has been filed with the SEC. You may read and copy this proxy statement at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Proxy Statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The address of the SEC’s Internet website is www.sec.gov.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2012 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement, our 2012 Annual Report and the Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this Proxy Statement Annual Report and Notice of Internet Availability of Proxy Materials, now or in the future, should submit this request by writing to Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

SHAREHOLDER PROPOSALS

Shareholders who wish to include proposals for action at the Company's 2014 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2014. Such proposals should be addressed to the Company's Secretary at the Company's address and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. If a shareholder proposal is introduced at the Company’s 2014 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify us on or before March 16, 2014 of the intent to raise such proposal at the annual meeting of shareholders, then proxies received by us for that annual meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders and other interested parties who wish to communicate with non-management directors of the Company should send their correspondences to the Company as follows:

•	In writing, to Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757, Attention Board of Directors

•	By e-mail, to directors@cimetrix.com.

Matters relating to the Company's consolidated financial statements, accounting practices or internal controls should be specifically addressed to the Chairman of the Audit Committee. As a matter of policy, a copy of all other written communications from shareholders will be provided to the Chairman of the Audit Committee.

The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders. All four members of the Company’s Board of Directors participated in our Annual Meeting held in 2012.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in this proxy will vote all proxies given to them in accordance with their best judgment of such matters.

By Order of the Board of Directors,

By:
April 30, 2013	Jodi M. Juretich
Salt Lake City, Utah	Chief Financial Officer, Secretary and Treasurer